Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Quality Municipal Income Fund f/k/a Nuveen
Dividend Advantage Municipal Fund
811-09297


The annual meeting of shareholders was held in the offices of Nuveen Investments on June 16, 2016 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve an Agreement and Plan of Reorganization, the issuance of additional common shares and to elect Board Members.


The results of the shareholder votes
are as follows:


Common Shares
<c> Common and
Preferred
shares voting
together as a
class
<c>  Preferred
Shares
To approve an Agreement and
Plan of Reorganization



   For


        2,650
   Against


             -
   Abstain


             -
   Broker Non-Votes


             -
      Total


        2,650




To approve issuance of
additional common shares



   For
  18,605,408
  18,608,058

   Against
   1,145,746
   1,145,746

   Abstain
      808,468
      808,468

      Total
  20,559,622
  20,562,272









Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF Pre -14A, accession number 0001193125-16-550563 on April 22, 2016.